SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 30, 2001

IPI, Inc.
(Exact name of Registrant as specified in its charter)

Minnesota	001-15563	41-1449312
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8091 Wallace Road
Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 975-6200

Items 1, 2, 3, 6, 8 and 9 are not applicable and therefore omitted.

ITEM 4.     CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANTS

(i)	On May 30, 2001, the Board of Directors of IPI, Inc. (the “Company”) approved the dismissal of the Company’s independent public accountant, Arthur Andersen LLP (“Andersen”). The decision does not specifically relate to the services Andersen has provided to the Company. Rather, the Board approved the dismissal out of concern over events that have transpired at another company controlled by certain common directors and shareholders of the Company.

(ii)	No reports by Arthur Andersen LLP within the last two years have contained an adverse opinion or a disclaimer of opinion, or have been qualified or modified. During the Company’s two most recent fiscal years and all interim periods preceeding the dismissal, there were no disagreements between the Company and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. Within the last two most recent fiscal years and all subsequent interim periods, there have been no reportable events with respect to Arthur Andersen LLP as that term is described in Item 304 of Regulations S-K.

(iii)	On May 30, 2001, the Company selected and engaged Pricewaterhousecoopers LLP as its independent public accountant.

ITEM 5.     OTHER EVENTS

On May 30, 2001, the Board of Directors of the Company appointed Richard Zona and Daniel Rohr to serve as members of the Board of Directors. Messrs. Zona and Rohr will also serve on the Company’s Audit Committee as “independent directors” as that term is defined by Amex Listing Standards. Directors Zona, Rohr and Mathisen now comprise the Company’s Audit Committee.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 16.1	Letter from Arthur Andersen LLP

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

IPI, INC.

By: /s/ David Engel
David Engel
Vice President of Finance, Chief Financial
Officer

Dated:  June 6, 2001